Exhibit 99.1

Arcadium Lithium Announces Shareholder Approval of Proposed Rio Tinto Transaction and Provides Regulatory Update

PHILADELPHIA and PERTH, Australia, Dec. 23, 2024 / PRNewswire / -- Arcadium Lithium plc (NYSE: ALTM, ASX: LTM, “Arcadium Lithium”), a leading global lithium chemicals producer, today announced that it has obtained all requisite shareholder approvals in connection with the proposed acquisition by Rio Tinto previously announced on October 9, 2024.

“Today’s vote of support by our shareholders confirms our shared belief that with Rio Tinto, we will be a stronger global leader in lithium chemicals production. Together, we enhance our capabilities to successfully develop and operate our assets while supporting the clean energy transition. We are confident that this transaction will provide future benefit to our customers, employees and the communities in which we operate, and I am excited by the path ahead,” said Paul Graves, president and chief executive officer of Arcadium Lithium.

The final voting results of Arcadium Lithium's special meetings will be filed with the Securities and Exchange Commission in a Form 8-K and will also be available at https://ir.arcadiumlithium.com.

Regulatory Update

As of this release, merger control clearance has been satisfied or waived in Australia, Canada, China, the United Kingdom and the United States (Hart-Scott-Rodino Antitrust Improvements Act of 1976). Additionally, investment screening approval has been satisfied in the United Kingdom.

The proposed transaction is still expected to close in mid-2025, subject to the receipt of remaining regulatory approvals and other closing conditions.

Arcadium Lithium Contacts

Investors:

Daniel Rosen +1 215 299 6208

daniel.rosen@arcadiumlithium.com

Phoebe Lee +61 413 557 780

phoebe.lee@arcadiumlithium.com

Media:

Karen Vizental +54 9 114 414 4702

karen.vizental@arcadiumlithium.com

About Arcadium Lithium

Arcadium Lithium is a leading global lithium chemicals producer committed to safely and responsibly harnessing the power of lithium to improve people's lives and accelerate the transition to a clean energy future. We collaborate with our customers to drive innovation and power a more sustainable world in which lithium enables exciting possibilities for renewable energy, electric transportation and modern life. Arcadium Lithium is vertically integrated, with industry-leading capabilities across lithium extraction processes, including hard-rock mining, conventional brine extraction and direct lithium extraction (DLE), and in lithium chemicals manufacturing for high performance applications. We have operations around the world, with facilities and projects in Argentina, Australia, Canada, China, Japan, the United Kingdom and the United States. For more information, please visit us at www.ArcadiumLithium.com.

Important Information and Legal Disclaimer:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for Arcadium Lithium based on currently available information. There are important factors that could cause Arcadium Lithium's actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the completion of the transaction on anticipated terms and timing, including obtaining required regulatory approvals, and the satisfaction of other conditions to the completion of the transaction; potential litigation relating to the transaction that could be instituted by or against Arcadium Lithium or its affiliates, directors or officers, including the effects of any outcomes related thereto; the risk that disruptions from the transaction will harm Arcadium Lithium’s business, including current plans and operations; the ability of Arcadium Lithium to retain and hire key personnel; potential adverse reactions or changes to business or governmental relationships resulting from the announcement or completion of the transaction; certain restrictions during the pendency of the transaction that may impact Arcadium Lithium’s ability to pursue certain business opportunities or strategic transactions; significant transaction costs associated with the transaction; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, including in circumstances requiring Arcadium Lithium to pay a termination fee or other expenses; competitive responses to the transaction; the supply and demand in the market for our products as well as pricing for lithium and high-performance lithium compounds; our ability to realize the anticipated benefits of the integration of the businesses of Livent and Allkem or of any future acquisitions; our ability to acquire or develop additional reserves that are economically viable; the existence, availability and profitability of mineral resources and mineral and ore reserves; the success of our production expansion efforts, research and development efforts and the development of our facilities; our ability to retain existing customers; the competition that we face in our business; the development and adoption of new battery technologies; additional funding or capital that may be required for our operations and expansion plans; political, financial and operational risks that our lithium extraction and production operations, particularly in Argentina, expose us to; physical and other risks that our operations and suppliers are subject to; our ability to satisfy customer qualification processes or customer or government quality standards; global economic conditions, including inflation, fluctuations in the price of energy and certain raw materials; the ability of our joint ventures, affiliated entities and contract manufacturers to operate according to their business plans and to fulfill their obligations; severe weather events and the effects of climate change; extensive and dynamic environmental and other laws and regulations; our ability to obtain and comply with required licenses, permits and other approvals; and other factors described under the caption entitled "Risk Factors" in Arcadium Lithium's 2023 Form 10-K filed with the SEC on February 29, 2024, as well as Arcadium Lithium's other SEC filings and public communications. Although Arcadium Lithium believes the expectations reflected in the forward-looking statements are reasonable, Arcadium Lithium cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Arcadium Lithium nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Arcadium Lithium is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.